As filed with the Securities and Exchange Commission on June 5, 1995.

                                   Registration No. 33-______

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                           ___________

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                          MICROCOM, INC.
      (Exact name of registrant as specified in its charter)

                            04-2710644
               (I.R.S. employer identification no.)

                          Massachusetts
  (State or other jurisdiction of incorporation or organization)

          500 River Ridge Drive, Norwood, MA 02062-5028
      (Address of principal executive offices) (Zip Code)

                1987 Employee Stock Purchase Plan
                       (Full title of plan)

     Roland D. Pampel, President and Chief Executive Officer
                          Microcom, Inc.
                      500 River Ridge Drive
                     Norwood, MA  02062-5028
              (Name and address of agent for service)

                          (617) 551-1000
   (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

    Title of       Amount        Proposed      Proposed       Amount
   securities       to be        maximum        maximum         of
     to be       registered      offering      aggregate   registration
   registered        (1)        price per      offering         fee
                                share (2)      price (2)
  ___________    __________     __________     _________   ______________

 Common Stock,    300,000        $11.0625     $3,318,750     $1,144.40
    $.01 par        shares
     value



(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on June 1, 1995.

                              EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of General Instruction E to Form S-8, as amended. The purpose of this Registration Statement is to register an additional 300,000 shares of Common Stock, $.01 par value, of Microcom, Inc. (the "Company") which have been reserved for issuance under the Company's 1987 Employee Stock Purchase Plan (the "Plan"). A total of 1,045,000 shares reserved under the Plan have previously been registered pursuant to Registration Statements numbered 33-63454, 33-18426, 33-29771 and 33-40893.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The contents of the Company's previously filed Registration
Statements on Form S-8 relating to shares issuable under the Plan
(Registration Statements numbered 33-63454, 33-18426, 33-29771 and 33-40893) are hereby incorporated by reference.



Item 5.   Interests of Named Experts and Counsel

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Choate, Hall & Stewart, 53 State Street, Exchange Place, Boston, Massachusetts 02109. William C. Rogers, a partner of the firm, is Clerk of the
Company.   Partners at Choate, Hall & Stewart are deemed (under
the rules of the Securities and Exchange Commission) to be the beneficial owners of an aggregate of 7,300 shares of Microcom Common Stock, beneficial ownership of which is disclaimed by such partners.










                                 -2-


Item 8.   Exhibits

     5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     10.1 The Company's 1987 Employee Stock Purchase Plan (As
          Amended and Restated Effective April 24, 1995).

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Choate, Hall & Stewart (included in Exhibit
          5.1).

     25.1 Power of Attorney (included in page 4).


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, Commonwealth of Massachusetts on June 5, 1995.


                                 Microcom, Inc.
                                 (Issuer and Employer)

                                 By:  Roland D. Pampel, President
                                      and Chief Executive Officer























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                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Roland D. Pampel, Peter J. Minihane and William C. Rogers, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on June 5, 1995 by the following persons in the capacities indicated.


Name                             Capacity

Roland D. Pampel                 President, Chief Executive
                                 Officer and Director
                                 (Principal Executive Officer)

Peter J. Minihane                Executive Vice President,
                                 Chief Financial Officer and
                                 Treasurer (Principal Financial
                                 and Accounting Officer)


James M. Dow                     Director


Donald G. Kennedy                Director


Michael I. Schneider             Director











                                  -4-



                        INDEX TO EXHIBITS

        Exhibit Number


     5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     10.1 The Company's 1987 Employee Stock Purchase Plan (As
          Amended and Restated Effective April 24, 1995).

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Choate, Hall & Stewart (included in Exhibit
          5.1).

     25.1 Power of Attorney (included in page 4).


































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